Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

RICE ENERGY INC.

(AND CERTAIN SUBSIDIARIES OF RICE ENERGY INC. IDENTIFIED IN FOOTNOTE (*) BELOW)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	46-3785773
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(724) 746-6720

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

6.25% Senior Notes due 2022

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

*	The following are co-registrants that guarantee the debt securities:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Rice Marketing LLC	Delaware	47-2089524
Rice Energy Marketing LLC	Delaware	45-4877837
Rice Energy Appalachia, LLC	Delaware	61-1671607
Rice Drilling B LLC	Delaware	26-1953720
Rice Drilling C LLC	Pennsylvania	27-0970344
Rice Drilling D LLC	Delaware	90-0779528
Rice Poseidon Midstream LLC	Delaware	30-0787520
Rice Olympus Midstream LLC	Delaware	61-1715254
Blue Tiger Oilfield Services LLC	Delaware	61-1671607
Alpha Shale Holdings, LLC	Delaware	27-1785095
Alpha Shale Resources, LP	Delaware	27-1785246

(1)	The address for each Registrant Guarantor is 400 Woodcliff Drive, Canonsburg, Pennsylvania 15317, and the telephone number for each Registrant Guarantor is (724) 746-6720. The Primary Industrial Classification Code for each Registrant Guarantor is 1311.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.         Not applicable.

Item 16. List of Exhibits.         List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 20th of November, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano Vice President

EXHIBIT 6

November 20, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,372
Interest-bearing balances		227,202
Securities:
Held-to-maturity securities		40,758
Available-for-sale securities		218,087
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		61
Securities purchased under agreements to resell		19,169
Loans and lease financing receivables:
Loans and leases held for sale		29,462
Loans and leases, net of unearned income	800,382
LESS: Allowance for loan and lease losses	11,213
Loans and leases, net of unearned income and allowance		789,169
Trading Assets		31,892
Premises and fixed assets (including capitalized leases)		7,483
Other real estate owned		4,192
Investments in unconsolidated subsidiaries and associated companies		782
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		20,121
Other assets		55,437

Total assets		$1,482,815

LIABILITIES
Deposits:
In domestic offices		$1,026,168
Noninterest-bearing	314,604
Interest-bearing	711,564
In foreign offices, Edge and Agreement subsidiaries, and IBFs		145,788
Noninterest-bearing	750
Interest-bearing	145,038
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,591
Securities sold under agreements to repurchase		13,067

Dollar Amounts In Millions
Trading liabilities	17,440
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	82,191
Subordinated notes and debentures	19,842
Other liabilities	29,835

Total liabilities	$1,337,922
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,165
Retained earnings	34,460
Accumulated other comprehensive income	3,587
Other equity capital components	0

Total bank equity capital	144,731
Noncontrolling (minority) interests in consolidated subsidiaries	162

Total equity capital	144,893

Total liabilities, and equity capital	$1,482,815

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin	Directors
Timothy Sloan
Avid Modjtabai